CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our Firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Purisima Funds and to the use of our report dated September 25, 2004 on the financial statements and financial highlights of The Purisima Total Return Fund, The Purisima Pure American Fund and The Purisima Pure Foreign Fund, each a series of the beneficial interest of The Purisima Funds.


                                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 22, 2004